Exhibit 20.1
Nissan Auto Receivables 2005-C
Servicer's Certificate
for the month of November 2005

Collection Period	Nov-05	30/360 Days	30
Distribution Date	15-Dec-05	Actual/360 Days	30

	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
Total Portfolio		1,407,856,567.66	1,322,620,046.87	1,281,709,967.77	0.910398
Total Securities		1,407,856,567.66	1,322,620,046.87	1,281,709,967.77	0.910398
Class A-1 Notes	3.86100%	359,000,000.00	273,763,479.21	232,853,400.11	0.648617
Class A-2 Notes	4.14000%	304,000,000.00	304,000,000.00	304,000,000.00	1.000000
Class A-3 Notes	4.19000%	433,000,000.00	433,000,000.00	433,000,000.00	1.000000
Class A-4 Notes	4.31000%	241,464,000.00	241,464,000.00	241,464,000.00	1.000000
Certificates	0.00000%	70,392,567.66	70,392,567.66	70,392,567.66	1.000000

	Principal Payment	Interest Payment	Principal per $1000 Face Amount	Interest per $1000 Face Amount
Class A-1 Notes	40,910,079.10	880,833.99	113.9556521	2.4535766
Class A-2 Notes	0.00	1,048,800.00	-	3.4500000
Class A-3 Notes	0.00	1,511,891.67	-	3.4916667
Class A-4 Notes	0.00	867,258.20	-	3.5916667
Certificates	0.00	0.00	-	-
Total Securities	40,910,079.10	4,308,783.86

I. COLLECTIONS

Interest:
Interest Collections		3,456,503.00
Repurchased Loan Proceeds Related to Interest		53.66
Total Interest Collections		3,456,556.66

Principal:
Principal Collections		40,514,615.53
Repurchased Loan Proceeds Related to Principal		0.00
Total Principal Collections		40,514,615.53

Recoveries of Defaulted Receivables		2,777.46
Investment Earnings on Yield Supplement Account		263,064.29
Release from the Yield Supplement Account		3,317,344.66
Servicer Advances		1,621.03

Total Collections		47,555,979.63

II. COLLATERAL POOL BALANCE DATA
	Number	Amount
Pool Balance - Beginning of Period	76,233	1,322,620,046.87
Total Principal Collections		40,514,615.53
Principal Amount of Gross Losses		395,463.57
	75,327	1,281,709,967.77

III. DISTRIBUTIONS

Total Collections		47,555,979.63
Reserve Account Draw		0.00
Total Available for Distribution		47,555,979.63

1. Reimbursement of Advance		0.00

2. Servicing Fee:
Servicing Fee Due		1,102,183.37
Servicing Fee Paid		1,102,183.37
Servicing Fee Shortfall		0.00

3. Interest:
Class A-1 Notes Monthly Interest
Class A-1 Notes Interest Carryover Shortfall		0.00
Class A-1 Notes Interest on Interest Carryover Shortfall		0.00
Class A-1 Notes Monthly Interest Distributable Amount		880,833.99

Class A-1 Notes Monthly Interest Paid		880,833.99
Change in Class A-1 Notes Interest Carryover Shortfall		0.00

Class A-2 Notes Monthly Interest
Class A-2 Notes Interest Carryover Shortfall		0.00
Class A-2 Notes Interest on Interest Carryover Shortfall		0.00
Class A-2 Notes Monthly Interest Distributable Amount		1,048,800.00

Class A-2 Notes Monthly Interest Paid		1,048,800.00
Change in Class A-2 Notes Interest Carryover Shortfall		0.00

Class A-3 Notes Monthly Interest
Class A-3 Notes Interest Carryover Shortfall		0.00
Class A-3 Notes Interest on Interest Carryover Shortfall		0.00
Class A-3 Notes Monthly Interest Distributable Amount		1,511,891.67

Class A-3 Notes Monthly Interest Paid		1,511,891.67
Change in Class A-3 Notes Interest Carryover Shortfall		0.00

Class A-4 Notes Monthly Interest
Class A-4 Notes Interest Carryover Shortfall		0.00
Class A-4 Notes Interest on Interest Carryover Shortfall		0.00
Class A-4 Notes Monthly Interest Distributable Amount		867,258.20

Class A-4 Notes Monthly Interest Paid		867,258.20
Change in Class A-4 Notes Interest Carryover Shortfall		0.00

Total Note Monthly Interest
Total Note Monthly Interest Due		4,308,783.86
Total Note Monthly Interest Paid		4,308,783.86
Total Note Interest Carryover Shortfall		0.00
Change in Total Note Interest Carryover Shortfall		0.00

Total Available for Principal Distribution		42,145,012.40

4. Total Monthly Principal Paid on the Notes		40,910,079.10

Total Noteholders' Principal Carryover Shortfall		0.00
Total Noteholders' Principal Distributable Amount		40,910,079.10
Change in Total Noteholders' Principal Carryover Shortfall		0.00

5. Total Monthly Principal Paid on the Certificates		0.00

Total Certificateholders' Principal Carryover Shortfall		0.00
Total Certificateholders' Principal Distributable Amount		0.00
Change in Total Certificateholders' Principal Carryover Shortfall		0.00

Remaining Available Collections		1,234,933.30
Deposit from Remaining Available Collections to fund Reserve Account		0.00
Remaining Available Collections Released to Seller		1,234,933.30

IV. YIELD SUPPLEMENT ACCOUNT

Beginning Yield Supplement Account Balance		75,982,487.36
Release to Collection Account		3,317,344.66
Ending Yield Supplement Account Balance		72,665,142.70

V. RESERVE ACCOUNT

Initial Reserve Account Amount		7,039,282.84
Required Reserve Account Amount		7,039,282.84
Beginning Reserve Account Balance		7,039,282.84
Ending Reserve Account Balance		7,039,282.84

Reserve Account Triggers	Test Ratio	Actual Ratio	Result
Average Three Period Delinquency Percentage	2.00%	0.07%	Pass
Average Three Period Charge Off Rate	2.75%	0.18%	Pass

Required Reserve Account Amount for Next Period		7,039,282.84

VI. POOL STATISTICS

Weighted Average Coupon		3.22%
Weighted Average Remaining Maturity		48.17

Principal Recoveries of Defaulted Receivables		2,777.46
Principal on Defaulted Receivables		395,463.57
Pool Balance at Beginning of Collection Period		1,322,620,046.87
Net Loss Ratio		0.36%

Net Loss Ratio for Second Preceding Collection Period		0.11%
Net Loss Ratio for Preceding Collection Period		0.08%
Net Loss Ratio for Current Collection Period		0.36%
Average Net Loss Ratio		0.18%

Cumulative Net Losses for all Periods		484,733.94

Delinquent Receivables:	Amount	Number
31-60 Days Delinquent	7,400,298.76	372
61-90 Days Delinquent	1,664,345.40	85
91-120 Days Delinquent	264,579.00	14
Total Delinquent Receivables:	9,329,223.16	471
60+ Days Delinquencies as Percentage of Receivables	0.15%	0.13%

Delinquency Ratio for Second Preceding Collection Period		0.00%
Delinquency Ratio for Preceding Collection Period		0.07%
Delinquency Ratio for Current Collection Period		0.13%
Average Delinquency Ratio		0.07%